UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2009

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

On November 30, 2009, Crown Americas LLC and Crown Americas Capital Corp. (collectively, the “Issuers”), each a wholly-owned subsidiary of Crown Holdings, Inc., notified the holders of the Issuers’ 7 5/8% Senior Notes due 2013 (the “Notes”) that the Issuers will redeem $300 million aggregate principal amount of the Notes outstanding on December 30, 2009 (the “Redemption Date”) in accordance with the terms and conditions of the indenture governing the Notes. The Notes will be redeemed at a price equal to 103.813% of the principal amount of the Notes, plus accrued and unpaid interest up to, but not including, the Redemption Date. Selection of Notes for redemption will be made by The Bank of New York Mellon Trust Company, the trustee for the Notes, on a pro rata basis, provided that no Notes with a principal amount of $1,000 or less shall be redeemed in part. Upon completion of the redemption on the Redemption Date, $200 million aggregate principal amount of the Notes will remain outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2009	CROWN HOLDINGS, INC.

	By:	/s/ Thomas A. Kelly
Name: Thomas A. Kelly
Title: Senior Vice President and Corporate Controller